Exhibit 5.1

Sidley Austin LLP 2850 QUARRY LAKE DRIVE, SUITE 301 BALTIMORE, MD 21209 +1 410 559 2880 +1 202 736 8711 FAX AMERICA • ASIA PACIFIC • EUROPE

June 30, 2025

Cellectar Biosciences, Inc.

100 Campus Drive

Florham Park, NJ 07932

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-288333, filed by Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), on June 26, 2025 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 filed with the SEC on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of: (i) shares of Common Stock, $0.00001 par value per share of the Company (the “Common Stock”), (ii) common warrants to purchase shares of Common Stock (the “Common Warrants”), (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and (iv) representative warrants to purchase shares of Common Stock (the “Representative Warrants” and, together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”), to be offered and sold at an aggregate price of up to $15,131,700, inclusive of an aggregate price of $641,700 for the Representative Warrants and Common Stock issuable upon the exercise thereof (such shares of Common Stock, the shares of Common Stock underlying the Common Warrants, the shares of Common Stock underlying the Pre-Funded Warrants and the shares of Common Stock underlying the Representative Warrants are collectively referred to herein as the “Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon copies of the Registration Statement, the exhibits thereto, including, the form of Common Warrant, the form of Pre-Funded Warrant, and the form of Representative Warrant. We have also examined and relied upon copies of the Company’s certificate of incorporation, as amended, in effect on the date hereof (the “Certificate of Incorporation”), the Company’s bylaws, as amended, in effect on the date hereof (the “Bylaws”) and the resolutions adopted by the board of directors of the Company and the strategy committee established by such board relating to the Registration Statement and the issuance of the Shares, the Common Warrants, the Pre-Funded Warrants and the Representative Warrants by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

1.	The Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of the Shares; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, or, if any Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

Sidley Austin (DC) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

June 30, 2025

Cellectar Biosciences, Inc.

2.	The Common Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Common Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Common Warrants; and (iii) instruments representing such issue of Common Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

3.	The Pre-Funded Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Pre-Funded Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants; and (iii) instruments representing such issue of Pre-Funded Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

4.	The Representative Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Representative Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Representative Warrants; and (iii) instruments representing such issue of Representative Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For purposes of this opinion letter, we have assumed that (i) at the time of the issuance, sale and delivery of any Shares, the Certificate of Incorporation, the Bylaws and the Resolutions will not have been modified or amended and will be in full force and effect, that the consideration paid for each of the Shares will not be less than the par value thereof and that there will be a sufficient number of Shares authorized and then available for issuance under the Certificate of Incorporation and (ii) the Common Warrants, the Pre-Funded Warrants and the Representative Warrants will each be in the form reviewed by us and will be governed by the laws of the State of New York, and issued in accordance with the Certificate of Incorporation and Bylaws.

June 30, 2025

Cellectar Biosciences, Inc.

We express no opinion as to:

(i) the validity, binding effect or enforceability of any provision of the Warrants relating to choice of governing law;

(ii) the validity, binding effect or enforceability of any provision of the Warrants containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under the Warrants to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions); and

(iii) the validity, binding effect or enforceability of any provision of the Warrants relating to forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum).

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP